Because the electronic format for filing Form N-SAR does
 not provide adequate space
for responding to items 74V completely, the answers are as follows:. . .




This
page
being
(Continued from Screen 35)                                filed for series  1.

13:  Net asset value per share (to nearest cent)
  Classes A & B $5.56 & $5.43

       2. Net asset value per share of a second class of open-end company shares (to nearest cent) ---------Classes C & Z $5.43 & $5.61


                              SCREEN NUMBER: 36


                                                          This page being
(Continued from Screen 35)                                filed for series  2.

 74V) 1. Net asset value per share (to nearest cent)
 Classes A & B $6.60 & $6.47

      2. Net asset value per share of a second class of open-end company shares (to nearest cent) ---------Classes C & Z $6.47 & $6.65

                            SCREEN NUMBER: 36


                                                          This page being
(Continued from Screen 35)                                filed for series  3.


 74V) 1. Net asset value per share (to nearest cent)
 Classes A & B $8.87 & $8.76

      2. Net asset value per share of a second class of open-end company shares (to nearest cent) ---------Classes C & Z $8.76 & $8.91

                              SCREEN NUMBER: 36


                                                               This page being
(Continued from Screen 35)                                filed for series  4.

 74V) 1. Net asset value per share (to nearest cent)
 Classes A & B $10.43 & $10.33

      2. Net asset value per share of a second class of open-end company shares (to nearest cent) ---------
Classes  C & Z $10.33 & $10.46


                              SCREEN NUMBER: 36